UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2007

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28304	33-0704889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California	92506
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (951) 686-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02  Results of Operations and Financial Condition

         On October 23, 2007, Provident Financial Holdings, Inc. issued its earnings release for the quarter ended September 30, 2007.   A copy of the earnings release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(c)        Exhibits

99.1     Earnings Release of Provident Financial Holdings, Inc. dated October 23, 2007.

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SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2007	PROVIDENT FINANCIAL HOLDINGS, INC.

/s/ Craig G. Blunden
Craig G. Blunden
Chairman, President and Chief Executive Officer
(Principal Executive Officer)

/s/ Donavon P. Ternes
Donavon P. Ternes
Chief Financial Officer
(Principal Financial and Accounting Officer)

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EXHIBIT 99.1

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3756 Central Avenue	Contacts:
Riverside, CA 92506	Craig G. Blunden, CEO
(951) 686 - 6060	Donavon P. Ternes, CFO

PROVIDENT FINANCIAL HOLDINGS
REPORTS FIRST QUARTER EARNINGS

Preferred Loans Increase to 40% of Loans Held for Investment

Net Interest Margin Expands (Sequential Quarter)

Operating Expenses Decline by 13% (Sequential Quarter)

        Riverside, Calif. - October 23, 2007 - Provident Financial Holdings, Inc. ("Company"), NASDAQ GS: PROV, the holding company for Provident Savings Bank, F.S.B. ("Bank"), today announced first quarter earnings for the fiscal year ending June 30, 2008.

        For the quarter ended September 30, 2007, the Company reported net income of $758,000, or $0.12 per diluted share (on 6.17 million weighted-average shares outstanding), compared to net income of $5.26 million, or $0.77 per diluted share (on 6.79 million weighted-average shares outstanding), in the comparable period a year ago. The decline in net income in the quarter ended September 30, 2007 was primarily attributable to decreases in net interest income, gain on sale of loans and gain on sale of real estate, partly offset by a decrease in compensation expense. The decrease in weighted-average shares outstanding primarily reflects repurchases of common stock through the Company's stock repurchase programs.

        "This was a disappointing quarter in a difficult operating environment," said Craig G. Blunden, Chairman, President and Chief Executive Officer of the Company.

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"The mortgage banking business became much worse this quarter with little liquidity in the secondary market except for conforming loan products. As a result, loans originated for sale declined precipitously and we responded by closing one mortgage banking office during the quarter and announcing our intention to close five more by December 31, 2007."

        Mr. Blunden went on to say, "The positive momentum that we have established in our community banking business, such as sequential quarter preferred loan and deposit growth, was insufficient to overcome the drag from mortgage banking."

        Return on average assets for the first quarter of fiscal 2008 was 0.19 percent, compared to 1.27 percent for the same period of fiscal 2007. Return on average stockholders' equity for the first quarter of fiscal 2008 was 2.36 percent, compared to 15.25 percent for the comparable period of fiscal 2007.

        On a sequential quarter basis, net income for the first quarter of fiscal 2008 decreased by $1.24 million, or 62 percent, to $758,000 from $2.00 million in the fourth quarter of fiscal 2007; and diluted earnings per share decreased $0.20, or 63 percent, to $0.12 from $0.32 in the fourth quarter of fiscal 2007. Return on average assets decreased 28 basis points to 0.19 percent for the first quarter of fiscal 2008 from 0.47 percent in the fourth quarter of fiscal 2007 and return on average equity for the first quarter of fiscal 2008 was 2.36 percent, compared to 6.09 percent for the fourth quarter of fiscal 2007.

        Net interest income before provision for loan losses decreased by $1.37 million, or 13 percent, to $9.37 million in the first quarter of fiscal 2008 from $10.74 million for the same period in fiscal 2007. Non-interest income decreased $6.01 million, or 81 percent, to $1.38 million in the first quarter of fiscal 2008 from $7.39 million in the

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comparable period of fiscal 2007. Non-interest expense decreased $591,000, or seven percent, to $7.63 million in the first quarter of fiscal 2008 from $8.22 million in the comparable period in fiscal 2007.

        The average balance of loans outstanding decreased by $12.7 million to $1.37 billion in the first quarter of fiscal 2008 from $1.39 billion in the same quarter of fiscal 2007, and the average yield decreased by seven basis points to 6.26 percent in the first quarter of fiscal 2008 from an average yield of 6.33 percent in the same quarter of fiscal 2007. The decrease in the average loan yield was primarily attributable to accrued interest reversals on non-accrual loans and loan payoffs at a higher average yield than the average yield of loans held for investment, partly offset by higher interest rates on newly originated loans and the upwardly repricing adjustable rate loans in the loans held for investment portfolio. Total loans originated for investment in the first quarter of fiscal 2008 were $91.4 million (including $42.2 million of loans purchased for investment), which consisted primarily of multi-family and single-family loans. This compares to total loans originated for investment of $110.1 million (including $35.5 million of loans purchased for investment) in the first quarter of fiscal 2007. The outstanding balance of "preferred loans" (multi-family, commercial real estate, construction and commercial business loans) increased by $74.7 million, or 16 percent, to $545.2 million at September 30, 2007 from $470.5 million at September 30, 2006. The ratio of preferred loans to total loans held for investment increased to 40 percent at September 30, 2007 compared to 36 percent at September 30, 2006. Loan prepayments in the first quarter of fiscal 2008 were $72.3 million, compared to $78.4 million in the same quarter of fiscal 2007.

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        Average deposits increased by $89.3 million to $1.01 billion and the average cost of deposits increased by 71 basis points to 3.66 percent in the first quarter of fiscal 2008, compared to an average balance of $916.6 million and an average cost of 2.95 percent in the same quarter last year. Transaction account balances (core deposits) decreased by $42.8 million, or 11 percent, to $336.1 million at September 30, 2007 from $378.9 million at September 30, 2006. The decrease is primarily attributable to a $25.7 million, or 15 percent, decline in savings account balances. Time deposits increased by $135.0 million, or 25 percent, to $676.0 million at September 30, 2007 compared to $541.0 million at September 30, 2006. The increase in time deposits is primarily attributable to the Company's time deposit marketing campaigns and depositors switching from savings deposits to time deposits.

        The average balance of borrowings, which primarily consists of Federal Home Loan Bank ("FHLB") of San Francisco advances, decreased $125.3 million to $444.7 million and the average cost of advances decreased seven basis points to 4.54 percent in the first quarter of fiscal 2008, compared to an average balance of $570.0 million and an average cost of 4.61 percent in the same quarter of fiscal 2007. The decrease in the average cost of borrowings was primarily the result of lower short-term and overnight balances at higher average interest rates, partly offset by maturities of long-term advances at lower average interest rates.

        The net interest margin during the first quarter of fiscal 2008 decreased 27 basis points to 2.40 percent from 2.67 percent during the same quarter last year. On a sequential quarter basis, the net interest margin in the first quarter of fiscal 2008 increased three basis points from 2.37 percent in the fourth quarter of fiscal 2007.

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        During the first quarter of fiscal 2008, the Company recorded a loan loss provision of $1.52 million, compared to a loan loss provision of $637,000 during the same period of fiscal 2007. The loan loss provision in the first quarter of fiscal 2008 was primarily attributable to loan classification downgrades and deterioration in real estate collateral values ($1.35 million) and an increase in loans held for investment ($168,000).

        Non-performing assets increased to $20.6 million, or 1.28 percent of total assets, at September 30, 2007, compared to $4.4 million, or 0.26 percent of total assets at September 30, 2006 and $19.7 million, or 1.20 percent of total assets, at June 30, 2007. The non-performing assets at September 30, 2007 were primarily comprised of 20 single-family loans originated for investment ($6.7 million), 24 construction loans originated for investment ($3.1 million), 17 single-family loans repurchased from, or unable to sell to, investors ($4.8 million) and 14 single-family properties (REO) acquired in the settlement of loans ($5.6 million). Net charge-offs for the quarter ended September 30, 2007 were $765,000 or 0.22 percent of average loans receivable, compared to $105,000 or 0.03 percent of average loans receivable in the comparable quarter last year.

        Classified loans at September 30, 2007 were $28.8 million, comprised of $6.4 million in the special mention category, $21.9 million in the substandard category and $529,000 in the doubtful category. Classified loans at June 30, 2007 were $32.3 million, comprised of $13.3 million in the special mention category and $19.0 million in the substandard category.

        The allowance for loan losses was $15.6 million at September 30, 2007, or 1.13 percent of gross loans held for investment, compared to $10.8 million, or 0.82 percent of gross loans held for investment at September 30, 2006. The allowance for loan losses at

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September 30, 2007 includes $3.7 million of specific loan loss reserves, compared to $104,000 of specific loan loss reserves at September 30, 2006. Management believes that the allowance for loan losses is sufficient to absorb potential losses inherent in loans held for investment.

        The decrease in non-interest income in the first quarter of fiscal 2008 compared to the same period of fiscal 2007 was primarily the result of decreases in the gain on sale of real estate and the gain on sale of loans. The decrease in the gain on sale of real estate was primarily attributable to the sale of land with a pre-tax gain of $2.31 million ($1.34 million, net of statutory taxes) in the quarter ended September 30, 2006 (not replicated this year). The gain on sale of loans declined by $3.37 million, or 97 percent, to $122,000 for the quarter ended September 30, 2007 from $3.49 million in the comparable quarter last year. The decline in the gain on sale of loans was attributable to the lower volume of loans sold and the lower average loan sale margin. Total loans sold for the quarter ended September 30, 2007 was $96.8 million, down 69 percent from $316.1 million for the same quarter last year. The average loan sale margin for mortgage banking was 11 basis points for the quarter ended September 30, 2007, down 100 basis points from 111 basis points in the comparable quarter last year. The decrease in the average loan sale margin was primarily attributable to a $309,000 lower of cost or market adjustment on unsaleable loans that were moved to loans held for investment, the $73,000 loss on derivative financial instruments consistent with SFAS No. 133, and a $76,000 reserve provision for loans sold that are subject to early payment default repurchase. The mortgage banking environment remains highly competitive and volatile

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as a result of the well-publicized collapse of the sub-prime loan market, which has eroded loan sale prices and liquidity in the secondary market.

        The volume of loans originated for sale decreased $220.0 million, or 69 percent, to $99.5 million in the first quarter of fiscal 2008 from $319.5 million during the same period last year. Total loan originations (including loans originated for investment, loans purchased for investment and loans originated for sale) were $190.9 million in the first quarter of fiscal 2008, a decrease of $238.8 million, or 56 percent, from $429.7 million in the same quarter of fiscal 2007. The decrease in loan originations was primarily attributable to the lack of liquidity in the secondary mortgage markets particularly for non-conforming mortgage loans.

        In the first quarter of fiscal 2008, the fair-value adjustment of derivative financial instruments pursuant to Statement of Financial Accounting Standards ("SFAS") No. 133 on the Consolidated Statements of Operations was a loss of $73,000, compared to a gain of $319,000 in the same period last year. The fair-value adjustment for SFAS No. 133 is derived from changes in the market value of commitments to extend credit on loans to be held for sale, forward loan sale agreements and option contracts. The SFAS No. 133 adjustment is relatively volatile and results in timing differences in the recognition of income, which may have an adverse impact on future earnings.

        The decrease in non-interest expense was primarily the result of a decrease in compensation expense, which was lower because of the fewer number of mortgage banking personnel in the first quarter of fiscal 2008 compared to the same quarter of fiscal 2007. The decrease in compensation expense was partly offset by higher professional expenses.

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        The Company's efficiency ratio increased to 71 percent in the first quarter of fiscal 2008 from 45 percent in the first quarter of fiscal 2007. The increase was a result of the declines in net interest income and non-interest income which outpaced the decline in non-interest expense.

        The effective income tax rate for the first quarter of fiscal 2008 was 52.7 percent, up from 43.3 percent in the same quarter last year. The increase was primarily the result of a higher percentage of permanent tax differences relative to income before taxes. The Company believes that the effective income tax rate applied in the first quarter of fiscal 2008 reflects its current income tax obligations.

        The Company repurchased 150,712 shares of its common stock during the quarter ended September 30, 2007 at an average cost of $22.40 per share. To date, the Company has repurchased 47 percent of the June 2007 Stock Repurchase Program, leaving 168,135 shares available for future repurchase activity.

        The Bank currently operates 13 retail/business banking offices in Riverside County and San Bernardino County (Inland Empire). Provident Bank Mortgage ("PBM") operates two wholesale loan production offices in Pleasanton and Rancho Cucamonga, California and two retail loan production offices in Glendora and Riverside, California. In the first quarter of fiscal 2008, PBM closed one loan production office in Vista, California and during the second quarter of fiscal 2008, PBM announced that it intends to close its loan production offices in Diamond Bar, La Quinta, San Diego, Temecula and Torrance, California.

        The Company will host a conference call for institutional investors and bank analysts on Wednesday, October 24, 2007 at 9:00 a.m. (Pacific Time) to discuss its

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financial results. The conference call can be accessed by dialing (877) 209-9920 and requesting the Provident Financial Holdings Earnings Release Conference Call. An audio replay of the conference call will be available through Wednesday, October 31, 2007 by dialing (800) 475-6701 and referencing access code number 890105.

        For more financial information about the Company please visit the website at www.myprovident.com and click on the "Investor Relations" section.

Safe-Harbor Statement

Certain matters in this News Release and the conference call noted above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide range of factors including, but not limited to, the general business environment, interest rates, the California real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2007.

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Financial Condition (Unaudited - Dollars In Thousands)
	September 30, 2007	June 30, 2007

Assets
Cash and due from banks	$ 9,947	$ 11,024
Federal funds sold	4,300	1,800
Cash and cash equivalents	14,247	12,824

Investment securities - held to maturity
(fair value $8,935 and $18,837, respectively)	9,001	19,001
Investment securities - available for sale at fair value	135,107	131,842
Loans held for investment, net of allowance for loan losses of
$15,599 and $14,845, respectively	1,366,792	1,350,696
Loans held for sale, at lower of cost or market	4,042	1,337
Receivable from sale of loans	17,591	60,513
Accrued interest receivable	7,442	7,235
Real estate owned, net	5,567	3,804
FHLB - San Francisco stock	30,754	43,832
Premises and equipment, net	6,969	7,123
Prepaid expenses and other assets	8,801	10,716

Total assets	$ 1,606,313	$ 1,648,923

Liabilities and Stockholders' Equity
Liabilities:
Non interest-bearing deposits	$ 41,556	$ 45,112
Interest-bearing deposits	970,615	956,285
Total deposits	1,012,171	1,001,397

Borrowings	452,764	502,774
Accounts payable, accrued interest and other liabilities	15,251	15,825
Total liabilities	1,480,186	1,519,996

Stockholders' equity:
Preferred stock, $.01 par value (2,000,000 shares authorized; none issued and outstanding)
Common stock, $.01 par value (15,000,000 shares authorized; 12,435,865 and 12,428,365 shares issued, respectively; 6,232,803 and 6,376,945 shares outstanding, respectively)	124	124
Additional paid-in capital	70,010	69,456
Retained earnings	149,134	149,523
Treasury stock at cost (6,203,062 and 6,051,420 shares, respectively)	(94,097)	(90,694)
Unearned stock compensation	(61)	(175)
Accumulated other comprehensive income, net of tax	1,017	693

Total stockholders' equity	126,127	128,927

Total liabilities and stockholders' equity	$ 1,606,313	$ 1,648,923

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Operations (Unaudited - Dollars in Thousands, Except Earnings Per Share)

	Quarter Ended September 30,
	2007	2006
Interest income:
Loans receivable, net	$ 21,514	$ 21,958
Investment securities	1,744	1,696
FHLB - San Francisco stock	469	514
Interest-earning deposits	9	19
Total interest income	23,736	24,187

Interest expense:
Checking and money market deposits	425	353
Savings deposits	787	644
Time deposits	8,058	5,827
Borrowings	5,093	6,624
Total interest expense	14,363	13,448

Net interest income, before provision for loan losses	9,373	10,739
Provision for loan losses	1,519	637
Net interest income after provision for loan losses	7,854	10,102

Non-interest income:
Loan servicing and other fees	491	476
Gain on sale of loans, net	122	3,492
Deposit account fees	658	522
Gain on sale of real estate, net	61	2,313
Other	43	591
Total non-interest income	1,375	7,394

Non-interest expense:
Salaries and employee benefits	4,982	5,416
Premises and occupancy	707	784
Equipment	400	393
Professional expenses	319	264
Sales and marketing expenses	173	261
Other	1,045	1,099
Total non-interest expense	7,626	8,217

Income before taxes	1,603	9,279
Provision for income taxes	845	4,021
Net income	$ 758	$ 5,258

Basic earnings per share	$ 0.12	$ 0.79
Diluted earnings per share	$ 0.12	$ 0.77
Cash dividends per share	$ 0.18	$ 0.15

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Operations - Sequential Quarter (Unaudited - In Thousands, Except Earnings Per Share)

	Quarter Ended
	September 30,	June 30,
	2007	2007
Interest income:
Loans receivable, net	$ 21,514	$ 22,841
Investment securities	1,744	1,768
FHLB - San Francisco stock	469	521
Interest-earning deposits	9	18
Total interest income	23,736	25,148

Interest expense:
Checking and money market deposits	425	413
Savings deposits	787	784
Time deposits	8,058	7,640
Borrowings	5,093	6,469
Total interest expense	14,363	15,306

Net interest income, before provision for loan losses	9,373	9,842
Provision (recovery) for loan losses	1,519	(490)
Net interest income, after provision (recovery) for loan losses	7,854	10,332

Non-interest income:
Loan servicing and other fees	491	706
Gain on sale of loans, net	122	601
Deposit account fees	658	530
Gain on sale of real estate, net	61	1
Other	43	376
Total non-interest income	1,375	2,214

Non-interest expense:
Salaries and employee benefits	4,982	5,616
Premises and occupancy	707	984
Equipment	400	349
Professional expenses	319	346
Sales and marketing expenses	173	221
Other	1,045	1,258
Total non-interest expense	7,626	8,774

Income before taxes	1,603	3,772
Provision for income taxes	845	1,777
Net income	$ 758	$ 1,995

Basic earnings per share	$ 0.12	$ 0.32
Diluted earnings per share	$ 0.12	$ 0.32
Cash dividends per share	$ 0.18	$ 0.18

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited)
(Dollars in Thousands, Except Share Information)	Quarter Ended September 30,
	2007	2006
SELECTED FINANCIAL RATIOS:
Return on average assets	0.19%	1.27%
Return on average stockholders' equity	2.36%	15.25%
Stockholders' equity to total assets	7.85%	8.15%
Net interest spread	2.16%	2.42%
Net interest margin	2.40%	2.67%
Efficiency ratio	70.95%	45.32%
Average interest-earning assets to average
interest-bearing liabilities	107.52%	108.32%

SELECTED FINANCIAL DATA:
Basic earnings per share	$ 0.12	$ 0.79
Diluted earnings per share	$ 0.12	$ 0.77
Book value per share	$ 20.24	$ 20.09
Shares used for basic EPS computation	6,113,334	6,660,040
Shares used for diluted EPS computation	6,167,270	6,793,713
Total shares issued and outstanding	6,232,803	6,886,345

ASSET QUALITY RATIOS:
Non-performing loans to loans held for investment, net	1.10%	0.31%
Non-performing assets to total assets	1.28%	0.26%
Allowance for loan losses to non-performing loans	103.83%	270.16%
Allowance for loan losses to gross loans held for investment	1.13%	0.82%
Net charge-offs as a percentage of average loans receivable, net	0.22%	0.03%

REGULATORY CAPITAL RATIOS:
Tangible equity ratio	7.18%	7.51%
Tier 1 (core) capital ratio	7.18%	7.51%
Total risk-based capital ratio	11.96%	12.42%
Tier 1 risk-based capital ratio	10.78%	11.40%

LOANS ORIGINATED FOR SALE:
Retail originations	$ 34,559	$ 79,083
Wholesale originations	64,954	240,458
Total loans originated for sale	$ 99,513	$ 319,541

LOANS SOLD:
Servicing released	$ 94,639	$ 314,648
Servicing retained	2,139	1,407
Total loans sold	$ 96,878	$ 316,055

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited)
(Dollars in Thousands)	As of September 30,
	2007		2006
INVESTMENT SECURITIES:	Balance	Rate	Balance	Rate
Held to maturity:
U.S. government sponsored enterprise debt securities	$ 9,000	3.22%	$ 48,029	2.85%
U.S. government agency MBS	1	8.73	2	8.07
Total investment securities held to maturity	9,001	3.22	48,031	2.85

Available for sale (at fair value):
U.S. government sponsored enterprise debt securities	9,768	3.20	21,474	2.85
U.S. government agency MBS	59,544	5.13	56,120	4.65
U.S. government sponsored enterprise MBS	60,627	5.30	62,067	4.58
Private issue CMO	4,296	4.28	5,225	3.81
Freddie Mac common stock	354		398
Fannie Mae common stock	24		22
Other common stock	494		445
Total investment securities available for sale	135,107	5.01	145,751	4.30
Total investment securities	$ 144,108	4.90%	$ 193,782	3.94%

LOANS HELD FOR INVESTMENT:
Single-family (1 to 4 units)	$ 823,683	5.93%	$ 827,916	5.82%
Multi-family (5 or more units)	364,204	6.65	258,640	6.53
Commercial real estate	143,086	7.09	133,191	7.06
Construction	53,412	8.98	134,256	9.41
Commercial business	8,556	8.19	13,065	8.71
Consumer	587	11.87	662	11.42
Other	7,473	12.76	16,930	9.83
Total loans held for investment	1,401,001	6.40%	1,384,660	6.50%

Undisbursed loan funds	(24,085)		(68,614)
Deferred loan costs	5,475		3,662
Allowance for loan losses	(15,599)		(10,839)
Total loans held for investment, net	$ 1,366,792		$ 1,308,869

Purchased loans serviced by others included above	$ 161,100	6.81%	$ 124,756	7.13%

DEPOSITS:
Checking accounts - non interest-bearing	$ 41,556	-%	$ 49,347	-%
Checking accounts - interest-bearing	116,404	0.67	126,754	0.72
Savings accounts	144,678	2.07	170,360	1.52
Money market accounts	33,491	2.71	32,453	1.66
Time deposits	676,042	4.79	541,030	4.52
Total deposits	$ 1,012,171	3.67%	$ 919,944	3.11%

Note: The interest rate or yield/cost described in the rate or yield/cost column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited)
	As of September 30,
(Dollars in Thousands)	2007		2006
	Balance	Rate	Balance	Rate
BORROWINGS:
Overnight	$ 10,000	4.84%	$ 55,000	5.41%
Six months or less	146,000	4.59	148,800	5.18
Over six months to one year	45,000	4.23	70,000	4.08
Over one year to two years	50,000	3.74	92,000	4.21
Over two years to three years	47,000	4.01	50,000	3.74
Over three years to four years	103,000	5.10	47,000	4.01
Over four years to five years	50,000	4.43	103,000	5.10
Over five years	1,764	6.37	51,802	4.50
Total borrowings	$ 452,764	4.51%	$ 617,602	4.65%

			Quarter Ended September 30,
			2007	2006
SELECTED AVERAGE BALANCE SHEETS:			Balance	Balance
Loans receivable, net (1)			$ 1,374,711	$ 1,387,363
Investment securities			149,421	183,090
FHLB - San Francisco stock			34,915	38,370
Interest-earning deposits			746	1,443
Total interest-earning assets			$ 1,559,793	$ 1,610,266

Deposits			$ 1,005,945	$ 916,608
Borrowings			444,698	570,024
Total interest-bearing liabilities			$ 1,450,643	$ 1,486,632

			Quarter Ended September 30,
			2007	2006
			Yield/Cost	Yield/Cost
Loans receivable, net (1)			6.26%	6.33%
Investment securities			4.67%	3.71%
FHLB - San Francisco stock			5.37%	5.36%
Interest-earning deposits			4.83%	5.27%
Total interest-earning assets			6.09%	6.01%

Deposits			3.66%	2.95%
Borrowings			4.54%	4.61%
Total interest-bearing liabilities			3.93%	3.59%

(1) Includes loans held for investment, loans held for sale and receivable from sale of loans.

Note: Note: The interest rate or yield/cost described in the rate or yield/cost column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

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